UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 17, 2026

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
SM Energy Company (the “Company”) is providing the following summary of earnings considerations that management believes will impact results for the first quarter of 2026. This summary is intended solely to provide information regarding current estimates of these factors. It is not comprehensive of all results for, or changes that have occurred during, the first quarter of 2026 and does not constitute an estimate of the Company’s first quarter 2026 earnings. In addition, this summary may not reflect all adjustments and charges required to fully account for changes in industry conditions, is preliminary in nature, and remains subject to completion of the Company’s financial reporting process for the first quarter of 2026.
The Company presents in this Item 2.02 certain information for the three months ended March 31, 2026, regarding its realized prices, commodity derivative activity and weighted average basic and diluted shares outstanding.
Realized Prices
The following table presents information about average realized prices:

For the Three Months Ended
March 31, 2026
Realized price (before the effect of net derivative settlements):
Oil (per Bbl)	$73.69
Gas (per Mcf)	$1.72
NGLs (per Bbl)	$21.58

Realized price (including the effect of net derivative settlements): (1)
Oil (per Bbl)	$69.56
Gas (per Mcf)	$2.27
NGLs (per Bbl)	$21.75
______________________________________
(1)    Indicates a non-GAAP measure or metric. Post-hedge is calculated as the average realized price after the effects of commodity net derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity net derivative settlements on average realized price.

Commodity Derivative Activity
For the first quarter of 2026, the Company anticipates a net derivative settlement loss of $30 million.
Basic and Diluted Weighted-Average Shares Outstanding
For the first quarter of 2026, basic and diluted weighted-average shares outstanding are as follows (in millions):

For the Three Months Ended
March 31, 2026
Basic weighted-average shares outstanding	199
Diluted weighted-average shares outstanding	200
As of March 31, 2026, the Company had 239,696,577 shares issued and outstanding.

Forward Looking Statements
This Current Report on Form 8‑K contains “forward‑looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, including estimates for factors that may impact the Company’s results for the first quarter of 2026, are forward‑looking statements.
Forward‑looking statements are based on management’s current estimates, assumptions and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements include, without limitation, statements regarding commodity prices, realized prices, derivative activity, basic and diluted weighted-average shares outstanding, market conditions, anticipated financial results and other factors affecting the Company’s results of operations. The information provided herein is preliminary in nature, is subject to completion of the Company’s financial reporting processes for the first quarter of 2026, and may change.
Forward‑looking statements speak only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Actual results may differ materially from those expressed or implied in the forward‑looking statements due to a number of risks and uncertainties, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025 and in the Company’s other filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Exchange Act, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	April 17, 2026	By:	/s/ ALAN D. BENNETT
Alan D. Bennett
Vice President - Controller